Exhibit 21.1

Name of subsidiary	Incorporation	Ownership Interest	Principal activity
Ritchie Bros. Holdings Inc.	USA (Washington)	100%	Holding company
RBA Holdings Inc.	USA (Delaware)	100%	Holding company
Ritchie Bros. Holdings (America) Inc.	USA (Washington)	100%	Holding company
Ritchie Bros. Auctioneers (America) Inc.	USA (Washington)	100%	Auction services
Ritchie Bros. Properties Inc.	USA (Washington)	100%	Property management
Ritchie Bros. Financial Services (America) Inc.	USA (Washington)	100%	Brokerage services
Bridgeport Agencies Inc.	USA (Washington)	100%	Asset management
AssetNation, Inc.	USA (Delaware)	100%	E-commerce marketplace
Spindletop Group, LLC	USA (Delaware)	100%	Development/Marketing
SalvageSale Services, Inc.	USA (Texas)	100%	Value-added services
Mascus USA Inc.	USA (Florida)	100%	E-commerce marketplace
Xcira, LLC	USA (Delaware)	75%	Auction services
Topaz Mergersub, Inc.	USA (Delaware)	100%	Holding company
SalvageSale Mexico Holding LLC	USA (Delaware)	100%	Holding company
Ritchie Bros. Holdings Ltd.	Canada	100%	Holding company
Ritchie Bros. Auctioneers (Canada) Ltd.	Canada	100%	Auction services
Ritchie Bros. Real Estate Service Ltd.	Canada	100%	Real estate services
Bridgeport Agencies Ltd.	Canada (B.C)	100%	Asset management
Ritchie Bros. Properties Ltd.	Canada	100%	Property management
Ritchie Bros. Financial Services Ltd.	Canada	51%	Brokerage services
Mascus Canada Limited	Canada	100%	E-commerce marketplace
Ritchie Bros. Auctioneers (International) Ltd.	Canada (B.C)	100%	Holding company
Ritchie Bros. Investment Holdings (Luxembourg) SARL	Cyprus	100%	Holding company
Ritchie Bros. Auctioneers (ME) Limited	Cyprus	100%	Auction services
Ritchie Bros. (Hungary) Kft.	Hungary	100%	Holding company
Ritchie Bros. Auctioneers India Private Limited	India	100%	Auction services
Ritchie Bros. Auctioneers Ireland Limited	Ireland	100%	Holding company
Ritchie Bros. Holdings B.V.	The Netherlands	100%	Holding company
Ritchie Bros. Auctioneers B.V.	The Netherlands	100%	Auction services
Ritchie Bros. Shared Services B.V.	The Netherlands	100%	Administrative services
Ritchie Bros. Properties B.V.	The Netherlands	100%	Property management
Ritchie Bros. Technical Services B.V.	The Netherlands	100%	Administrative services
Mascus International Holdings B.V.	The Netherlands	100%	E-commerce marketplace
Mascus International B.V.	The Netherlands	100%	E-commerce marketplace
Mascus IP B.V.	The Netherlands	100%	E-commerce marketplace
Mascus A/S	The Netherlands	100%	E-commerce marketplace
Mascus Benelux B.V.	The Netherlands	100%	E-commerce marketplace
Mascus Findland Oy	Finland	100%	E-commerce marketplace
Marknadspriser i Sverige AB	Sweden	100%	E-commerce marketplace
Mascus Poland Sp. Z.o.o.	Poland	100%	Auction services
Ritchie Bros. Properties S.r.l.	Italy	100%	Property management
Ritchie Bros. Auctioneers S.r.l.	Italy	100%	Auction services
Ritchie Bros. Auctioneers (Spain) S.L.U.	Spain	100%	Auction services
Ritchie Bros. Properties (Spain) S.L.U.	Spain	100%	Property management
Ritchie Bros. Auctioneers (UK) Limited	United Kingdom	100%	Auction services
SalvageSale Limited	United Kingdom	100%	E-commerce marketplace
Ritchie Bros. Auctioneers GmbH	Germany	100%	Auction services
Ritchie Bros. Auctioneers France SAS	France	100%	Auction services
Ritchie Bros. Services SARL	France	100%	Administrative services
Ritchie Bros. Holdings SARL	France	100%	Holding company
Ritchie Bros. Properties EURL	France	100%	Property management
Ritchie Bros. Holdings Pty Ltd.	Australia	100%	Holding company

Ritchie Bros. Auctioneers Pty Ltd.	Australia	100%	Auction services
Ritchie Bros. Properties Pty Ltd.	Australia	100%	Property management
Ritchie Bros. Properties Japan K.K.	Japan	100%	Property management
Ritchie Bros. Auctioneers (Japan) K.K.	Japan	100%	Auction services
Ritchie Bros. Auctioneers Pte Ltd.	Singapore	100%	Auction services
Ritchie Bros. Auctioneers (Beijing) Co. Ltd.	China	100%	Auction services
Ritchie Auction (Beijing) Co. Ltd.	China	100%	Auction services
Ritchie Bros. Auctioneers Mexico Services, S. de R.L. de C.V.	Mexico	100%	Administrative services
Ritchie Bros. Auctioneers de Mexico, S. de R.L. de C.V.	Mexico	100%	Auction services
Ritchie Bros. Properties, S. de R.L. de C.V.	Mexico	100%	Property management
SalvageSale De Mexico S. de R.L. de C.V.	Mexico	100%	E-commerce marketplace
SalvageSale Servicios, S. de R.L. de C.V.	Mexico	100%	Administrative services
Ritchie Bros. Auctioneers (Panama) S.A.	Panama	100%	Auction services
Ritchie Bros. Auctioneers Comercial de Equipamentos Industriais Ltda	Brazil	100%	Administrative services
Ritchie Bros. Auctioneers Muzayede Danismanlik ve Ticaret Limited Sirketi	Turkey	100%	Auction services
Ritchie Bros. Holdings Luxembourg SARL	Luxembourg	100%	Holding company
Ritchie Bros. Luxembourg SARL	Luxembourg	100%	Holding company